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                                                                    Exhibit 12.1

     RATIO OF EARNINGS TO FIXED CHARGES AND PREFERRED SHARE DISTRIBUTIONS OF
                   DEVELOPERS DIVERSIFIED REALTY CORPORATION
                             (Amounts in Thousands)


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

                                                                                       Year Ended December 31,
                                                                    --------------------------------------------------------------
                                                                      1997         1998         1999         2000         2001
                                                                    ---------    ---------    ---------    ---------    ----------
Pretax income from continuing operations                            $  67,110    $  78,048    $  86,662    $ 100,053    $  90,599
                                                                    =========    =========    =========    =========    =========
Fixed charges:
Interest expense including amortization of deferred costs and
    capitalized interest                                            $  39,549    $  67,096    $  82,323    $  95,230    $  94,697
Ground Rent 33%                                                     $      56    $     120    $     176    $     244    $     234
Preferred Dividends                                                 $  14,200    $  20,139    $  32,419    $  42,563    $  46,343
Proportionate share of fixed charges of 50 % owned joint ventures
    accounted for using equity method of accounting                 $    --      $    --      $    --      $    --      $    --
                                                                    ---------    ---------    ---------    ---------    ----------
                                Total fixed costs                   $  53,805    $  87,355    $ 114,918    $ 138,037    $ 141,274
                                                                    ---------    ---------    ---------    ---------    ----------
Capitalized interest during the period                              ($  3,991)    ($ 9,900)    ($13,400)    ($18,200)    ($12,927)
Preferred Dividends                                                 ($ 14,200)    ($20,139)    ($32,419)    ($42,563)    ($46,343)
Amortization of capitalized interest during the period              $     498    $     826    $   1,272    $   1,879    $   2,310
Majority-owned subsidiary adjustments                               $   1,049    $   3,312    $  11,809    $  19,593    $  21,502
Equity Company Adjustments                                          ($ 10,893)   ($ 13,351)   ($ 24,713)   ($ 23,296)   ($ 18,560)
Equity Company Adjustments Distributed Income                       $  10,185    $  12,903    $  24,713    $  23,296    $  18,560
                                                                    ---------    ---------    ---------    ---------    ----------
Earnings before income taxes and fixed charges                      $ 103,563    $ 139,054    $ 168,842    $ 198,799    $ 196,415
                                                                    =========    =========    =========    =========    =========
Ratio of earnings to Combined Fixed charges                         $    1.92    $    1.59    $    1.47    $    1.44    $    1.39
                                                                    =========    =========    =========    =========    =========



                                                                          June 30,
                                                                    ----------------------
                                                                      2001         2002
                                                                    ---------    ---------
Pretax income from continuing operations                            $  50,109    $  50,578
                                                                    =========    =========
Fixed charges:
Interest expense including amortization of deferred costs and
    capitalized interest                                            $  47,866    $  43,266
Ground Rent 33%                                                     $     152    $     151
Preferred Dividends                                                 $  13,631    $  23,618
Proportionate share of fixed charges of 50 % owned joint ventures
    accounted for using equity method of accounting                 $    --      $    --
                                                                    ---------    ---------
                                Total fixed costs                   $  61,649    $  67,035
                                                                    ---------    ---------
Capitalized interest during the period                                ($6,860)     ($4,967)
Preferred Dividends                                                  ($13,631)    ($23,618)
Amortization of capitalized interest during the period              $   2,540    $   2,705
Majority-owned subsidiary adjustments                               $  10,443    $  11,200
Equity Company Adjustments                                           ($10,904)    ($17,617)
Equity Company Adjustments Distributed Income                       $   8,701    $  17,617
                                                                    ---------    ---------
Earnings before income taxes and fixed charges                      $ 102,046    $ 102,934
                                                                    =========    =========
Ratio of earnings to Combined Fixed charges                         $    1.66    $    1.54
                                                                    =========    =========
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